                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
               EXCHANGE ACT OF 1934 (AMENDMENT NO.             )


    Filed by the registrant /X/               / / Confidential, for Use of the
    Filed by a party other than the               Commission Only (as permitted
    registrant / /                                by Rule 14a-(e)(2))

    Check the appropriate box:
    / / Preliminary Proxy Statement
    /X/ Definitive Proxy Statement
    / / Definitive Additional Materials
    / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                TOM BROWN, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

                                TOM BROWN, INC.

                           500 EMPIRE PLAZA BUILDING
                              508 WEST WALL STREET
                              MIDLAND, TEXAS 79701

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 17, 1995

To the Stockholders
  of Tom Brown, Inc.:

     The 1995 Annual Meeting of Stockholders of Tom Brown, Inc. (the "Company"), a Delaware corporation, will be held Wednesday, May 17, 1995, at 9:00 a.m., local time, in the Wildcatters Room, Midland Petroleum Club, 501 West Wall Street, Midland, Texas, for the following purposes:

          (1) To elect seven directors to hold office until the next succeeding annual meeting of stockholders and until their successors have been duly elected and qualified;

          (2) To approve an amendment to authorize an additional 400,000 shares of Common Stock for issuance under the Company's 1989 Stock Option Plan; and

          (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

     Stockholders of record at the close of business on April 12, 1995, will be entitled to notice of and to vote at this meeting or any adjournment or adjournments thereof. A list of stockholders entitled to vote at the meeting will be available for a period of at least ten days prior to the meeting at the offices of the Company, 500 Empire Plaza Building, 508 West Wall Street, Midland, Texas 79701, for examination during ordinary business hours by any stockholder for any purpose germane to the meeting.

                                          By Order of the Board of Directors


                                          /s/  JAMES M. ALSUP
                                          ------------------------------------
                                          JAMES M. ALSUP, Secretary

Midland, Texas
April 17, 1995

     IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING RETURN ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED BY THE SENDER IF MAILED WITHIN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

                                TOM BROWN, INC.

                           500 EMPIRE PLAZA BUILDING
                              508 WEST WALL STREET
                              MIDLAND, TEXAS 79701

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                    GENERAL

     The accompanying Proxy is solicited on behalf of the Board of Directors of Tom Brown, Inc. (the "Company").

     Holders of outstanding shares of Common Stock of the Company of record at the close of business on April 12, 1995 will be entitled to cast one vote for each share of such stock so held by them upon all matters submitted to the vote of stockholders at the Annual Meeting of Stockholders to be held in The Wildcatters Room, Midland Petroleum Club, 501 West Wall Street, Midland, Texas, at 9:00 a.m., local time, on Wednesday, May 17, 1995 and at any and all adjournments thereof.

                            SOLICITATION OF PROXIES

     Properly executed proxies will be voted in accordance with the stockholders' directions. If the Proxy card is signed and returned without any direction given, shares will be voted in accordance with the Directors' recommendations, which are noted herein, and in accordance with the best judgment of the persons named as proxies upon such other matters as may properly come before the meeting. Any stockholder giving a Proxy has the power to revoke it at any time before it is voted by appearing and voting in person at the meeting, by delivering a later dated Proxy, or by delivering to the Secretary of the Company a written revocation of such Proxy prior to the voting of such Proxy.

     The cost of preparing, assembling, printing and mailing this Proxy Statement and enclosed Proxy and the cost of soliciting Proxies relating to the meeting will be borne by the Company. The Company may request banks and brokers to solicit their customers who beneficially own shares of Common Stock of the Company listed of record in names of nominees and will reimburse said banks and brokers for their reasonable out-of-pocket expenses of such solicitation. It is contemplated that the original solicitation of Proxies by mail will be supplemented by telephone, telegram and personal solicitation by officers, Directors and other regular employees of the Company. No additional compensation will be paid to such individuals for such activities.

     This Proxy Statement and the accompanying form of Proxy are being mailed to stockholders beginning on or about April 17, 1995.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     The outstanding voting securities of the Company consisted of 15,536,129 shares of Common Stock, $.10 par value, at the close of business on April 12, 1995, the record date fixed by the Board of Directors for the determination of stockholders entitled to vote at the Annual Meeting. Each share of Common Stock entitles its owner to one vote. Cumulative voting for Directors is not authorized.

     The holders of a majority of the issued and outstanding shares of Common Stock entitled to vote, whether present in person or represented by Proxy, constitutes a quorum at the Annual Meeting. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by Proxy at the Annual Meeting is required for the election of Directors and for approval of the Directors' proposal to amend the Company's 1989 Stock Option Plan to increase the number of authorized shares of Common Stock. Shares of Common Stock represented in person or by Proxy (including shares which abstain) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. An abstention from voting on a matter or a Proxy instructing that a vote be withheld has the same effect as a vote against the matter since it is one less vote for approval. Broker non-votes on one or more matters will have no impact on such matters since they are not considered "shares present" for voting purposes.

     The following table sets forth certain information as of April 12, 1995 with respect to the Common Stock beneficially owned by (i) each person known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each executive officer named in the Summary Compensation Table, (iii) each Director and nominee for Director of the Company and (iv) all Directors (and nominees) and executive officers as a group.

                                                                   AMOUNT
                                                                    AND
                                                                   NATURE
                                                                     OF                 PERCENT
                       NAME AND ADDRESS                           BENEFICIAL              OF
                      OF BENEFICIAL OWNER                         OWNERSHIP(1)           CLASS
- ---------------------------------------------------------------   --------               -----
Donald L. Evans................................................    605,236(2)            3.75%
  500 Empire Plaza
  Midland, Texas 79701
Thomas C. Brown................................................    117,909(3)              *
  500 Empire Plaza
  Midland, Texas 79701
William R. Granberry...........................................     10,037(4)              *
  9400 N. Central Expressway, Suite 1209
  Dallas, Texas 75231
Henry Groppe...................................................     65,900(5)              *
  1111 Bagby, Suite 1640
  Houston, Texas 77002
Edward W. LeBaron, Jr..........................................     58,260(6)              *
  400 Capitol Mall, 17th Floor
  Sacramento, California 95814
Peter R. Scherer...............................................     87,175(7)              *
  500 Empire Plaza
  Midland, Texas 79701
James B. Wallace...............................................     39,600(8)              *
  475 17th Street, Suite 1300
  Denver, Colorado 80202
Robert H. Whilden, Jr..........................................     55,000(6)              *
  3300 First City Tower
  1001 Fannin
  Houston, Texas 77002
State Farm Mutual Automobile Insurance Company.................  2,200,000(9)           14.16%
  One State Farm Plaza
  Bloomington, Illinois 61701
Peter B. Cannell & Co., Inc....................................    856,131(9)            5.51%
  919 Third Avenue
  New York, New York 10022
Metropolitan Life Insurance Company............................  1,520,300(9)(10)        9.79%
  One Madison Avenue
  New York, New York 10010
Steinberg Asset Management Company, Inc........................    884,300(9)(11)        5.69%
  12 East 49th Street
  New York, New York 10017
The Equitable Companies Incorporated...........................  1,536,200(9)(12)        9.89%
  787 Seventh Avenue
  New York, New York 10019
All Directors and Executive Officers as a Group (13 persons)...  1,121,915(13)           6.75%

                                             (Footnotes begin on following page)

- ---------------

  *  Less than one percent.

 (1) Unless otherwise indicated, all shares of Common Stock are held directly with sole voting and dispositive powers.

 (2) Includes 605,000 shares of Common Stock underlying presently exercisable stock options and 236 shares of Common Stock allocated to Mr. Evans' account under the Company's 401(k) Profit Sharing Plan.

 (3) Includes (i) 105,000 shares of Common Stock underlying presently exercisable stock options, (ii) 5,253 shares of Common Stock allocated to Mr. Brown's account under the Company's 401(k) Profit Sharing Plan, and
     (iii) 5,714 shares of Common Stock owned by the C.V. Lyman Testamentary Trust (the "Trust"). Mr. Brown serves as a Co-Trustee of the Trust and, consequently, has shared voting and investment powers with respect to such shares of Common Stock. Mr. Brown disclaims beneficial ownership of all of the shares held by the Trust.

 (4) Includes 10,000 shares of Common Stock underlying a presently exercisable stock option.

 (5) Includes 55,000 shares of Common Stock underlying presently exercisable stock options. Also included are 9,000 shares of Common Stock held by five adult children of Mr. Groppe, the beneficial ownership of which is disclaimed by Mr. Groppe.

 (6) Includes 55,000 shares of Common Stock underlying presently exercisable stock options.

 (7) Includes 85,000 shares of Common Stock underlying presently exercisable stock options; 94 shares of Common Stock allocated to Mr. Scherer's account under the Company's 401(k) Profit Sharing Plan and 1,999 shares allocated to his account under the Company's Employee Stock Ownership Plan.

 (8) Includes 35,000 shares of Common Stock underlying presently exercisable stock options.

 (9) The number of shares and nature of beneficial ownership is as of December 31, 1994 and is based on information contained in Schedule 13G filed by such person with the Securities and Exchange Commission.

(10) Metropolitan Life Insurance Company ("Met Life") and State Street Research and Management Company, Inc. ("State Street"), an investment adviser and subsidiary of Met Life, reported sole voting power with respect to 1,141,000 shares and sole dispositive power with respect to 1,520,300 shares. State Street disclaims beneficial ownership of all of such shares.

(11) As reported in Schedule 13G filed jointly by Steinberg Asset Management Company, Inc. ("SAMC"), Steinberg Asset Management Company, L.P. ("SAMP"), Michael A. Steinberg & Company, Inc. ("S&C"), and Michael A. Steinberg ("M.A.S."), SAMC is the beneficial owner of 6,500 shares, of which SAMC has sole voting power with respect to 5,000 shares and sole dispositive power with respect to 6,500 shares; SAMP is the beneficial owner of 825,900 shares, of which SAMP has sole voting power with respect to 590,100 shares and sole dispositive power with respect to 825,900 shares; S&C has sole dispositive power with respect to 9,900 shares; and M.A.S. has sole voting and dispositive powers with respect to 2,000 shares. SAMC, the general partner of SAMP, may be deemed to beneficially own the shares beneficially owned by SAMP, and M.A.S. may be deemed to have beneficial ownership of the shares owned by all of the reporting entities.

(12) The Equitable Companies Incorporated ("Equitable"), AXA, Alliance Capital Management L.P., a subsidiary of Equitable, and a group of five French mutual insurance companies reported sole voting power with respect to 1,248,800 shares and sole dispositive power with respect to 1,536,200 shares.

(13) Includes 1,079,700 shares of Common Stock underlying presently exercisable stock options.

REPORTS OF BENEFICIAL OWNERSHIP

     Section 16(a) of the Securities Exchange Act of 1934 requires, among other things, that the Company's Directors and officers file at specified times reports of beneficial ownership and changes in beneficial ownership of the Company's Common Stock and other equity securities. To the Company's knowledge, all Section 16(a) filing requirements have been complied with, except that the ownership of 1,942 shares of the

Company's Common Stock was inadvertently omitted from five Form 4 reports filed by Thomas C. Brown, a Director of the Company, during the period from October, 1991 to October, 1994. These shares, and Mr. Brown's ownership thereof had, however, been included and reported in Form 4 reports filed by Mr. Brown prior to October, 1991. All of Mr. Brown's transactions in the Company's Common Stock during such period were timely reported by Mr. Brown, and none of such transactions affected or related to Mr. Brown's ownership of the 1,942 shares. Mr. Brown's ownership of such shares was again reported and included in his 1994 year-end Form 5 report.

                             ELECTION OF DIRECTORS

     Directors of the Company are elected annually by the stockholders to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The number of directors is established by resolution of the Board of Directors. In November, 1994, Mr. George W. Bush resigned as a Director of the Company following his election to the Office of Governor of the State of Texas and, in January, 1995, Mr. William R. Granberry was appointed to the Board to fill the vacancy created by the resignation of Mr. Bush. The Board of Directors is recommending that the seven current Directors of the Company, including Mr. Granberry, be re-elected to hold office until the 1996 annual meeting of stockholders and until their respective successors have been duly elected and qualified.

     If any nominee becomes unavailable for any reason, a substitute nominee may be proposed by the Board of Directors and the shares represented by Proxy will be voted for any substitute nominee, unless the Board reduces the number of directors. The Board of Directors has no reason to expect that any nominee will become unavailable. Except for Mr. Granberry, all of the nominees listed below were previously elected Directors by the stockholders at the last annual meeting of stockholders. There are no family relationships among any of the nominees or among any of the nominees and any officer, nor any arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected. The seven nominees for the Board of Directors are as follows:

                                                 POSITION WITH COMPANY           DIRECTOR
           NOMINEE               AGE           AND PRINCIPAL OCCUPATION            SINCE
- ------------------------------   ---    ---------------------------------------    ----
Donald L. Evans...............    48    Chairman of the Board of Directors,        1980
                                          Chief Executive Officer and President
                                          of the Company; Director of
                                          TMBR/Sharp Drilling, Inc.

Thomas C. Brown...............    68    Director of the Company; Director of       1968
                                          Weatherford International
                                          Incorporated; Chairman of the Board
                                          of Directors of TMBR/Sharp Drilling,
                                          Inc.

William R. Granberry..........    52    Director of the Company; Chairman of       1995
                                          the Board of Directors and President of
                                          Mineral Development, Inc.

Henry Groppe..................    69    Director of the Company; Oil and gas       1989
                                          consultant with Groppe, Long &
                                          Littell.

Edward W. LeBaron, Jr.........    65    Director of the Company; Chairman of       1987
                                          the Board of Directors of Pacific
                                          Casino Management, Inc.; Retired
                                          partner from the law firm of
                                          Pillsbury, Madison and Sutro.

                                             (Table continued on following page)

                                                 POSITION WITH COMPANY           DIRECTOR
           NOMINEE               AGE           AND PRINCIPAL OCCUPATION            SINCE
- ------------------------------   ---    ---------------------------------------    ----
James B. Wallace..............    66    Director of the Company; Partner in        1992
                                          Brownlie, Wallace, Armstrong and
                                          Bander Exploration.

Robert H. Whilden, Jr.........    59    Director of the Company; Partner in the    1989
                                          law firm of Vinson & Elkins.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES.

OTHER INFORMATION

     The Company's Audit Committee has the responsibility of recommending employment of the Company's independent auditors, reviewing with management and the independent auditors the Company's financial statements, basic accounting and financial policies and practices, audit scope and competency of control personnel. The Audit Committee met one time during the fiscal year ended December 31, 1994. The members of the Audit Committee in 1994 were James B. Wallace and Edward W. LeBaron, Jr.

     The Company's Compensation Committee reviews and recommends to the Board of Directors the compensation and promotion of officers of the Company, the terms of any proposed employee benefit arrangements and the making of awards under such arrangements. The Compensation Committee took action by unanimous written consent on three occasions during 1994. The members of the Compensation Committee in 1994 were Henry Groppe, Robert H. Whilden, Jr. and George W. Bush, until his resignation from the Board of Directors in November, 1994.

     The Board of Directors held four meetings during the year ended December 31, 1994, and action was also taken by unanimous written consent on two occasions. No Director participated in fewer than 75% of the total number of meetings of the Board of Directors or committees of which he is a member.

     The Company does not have a standing nominating committee. The review of recommendations for nominees for Directors is made by the Board of Directors.

                    PROPOSAL TO AMEND 1989 STOCK OPTION PLAN

     The Company has since 1969 maintained one or more employee stock option plans, which management believes have served as a valuable incentive for employees of the Company and have thus been a significant contributing factor to the Company's accomplishments. The Board of Directors continues to believe that a stock option program is an important factor in retaining and rewarding executives and other selected key employees. When originally adopted by the Company's stockholders in August, 1990, the Company's 1989 Stock Option Plan (the "Plan") authorized and reserved for issuance 1,000,000 shares of the Company's Common Stock. At January 31, 1995, 21,750 shares remained available for grant under the Plan. Therefore, in February, 1995, the Board of Directors adopted an amendment to the Plan, subject to approval of the Company's stockholders, which would, if adopted, increase the number of shares of Common Stock authorized and reserved for issuance under the Plan from 1,000,000 shares to 1,400,000 shares of Common Stock.

     If the proposed amendment to the Plan is approved, the number of shares authorized and reserved for issuance under the Plan would change from 1,000,000 to 1,400,000, so that the first sentence of Paragraph V of the Plan, as amended, shall read as follows:

          "The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 1,400,000 shares of Stock."

     At the Annual Meeting, stockholders will be asked to approve and ratify action taken by the Board of Directors in adopting the amendment to the Plan. Unless otherwise indicated, the Proxies received from stockholders will be voted in favor thereof.

     The Compensation Committee of the Company's Board of Directors administers the Plan. At the date of this Proxy Statement, the Compensation Committee had not taken any action with respect to future grants of options under the Plan. Consequently, while it is expected that the current executive officers of the Company will likely be granted options in the future, the officers that may receive such options, the number of options and dollar values, are not currently determinable.

     While stockholder approval of the Plan is not required under Delaware law, the Internal Revenue Code of 1986, as amended, requires that the proposed amendment to the Plan be submitted to a vote of the Company's stockholders in order for the incentive stock options to qualify as "incentive stock options" for federal income tax purposes. Further, in order for the officers and Directors of the Company to derive all of the benefits of the options without a risk of exposure to liability under Section 16(b) of the Securities Exchange Act of 1934, management desires to maintain the protection afforded by Rule 16b-3. If the required stockholder approval is not obtained, the amendment will not be implemented and the number of shares of Common Stock authorized to be issued under the Plan will not be increased.

     A summary description of the major provisions of the Plan is included below under "Executive Compensation -- 1989 Stock Option Plan".

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE 1989 STOCK OPTION PLAN.

                             EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY AND POLICIES

     The Compensation Committee of the Board of Directors of the Company is responsible for setting and administering the policies which govern both annual cash compensation and incentive programs for the Company's executive officers. The Compensation Committee is currently composed of two independent non-employee Directors. Following review and approval of executive compensation by the Compensation Committee, all recommendations of the Compensation Committee are submitted to the full Board of Directors for approval.

     The Compensation Committee has not adopted a structured salary or incentive compensation program; however, the Compensation Committee maintains the philosophy that compensation of its executive officers should be balanced between a fair and reasonable cash compensation and incentives linked to the Company's overall operating performance. To achieve this balance executives have, in addition to their cash compensation, been awarded stock options, phantom stock options and cash bonuses that reward executives through the creation of stockholder value. The Compensation Committee takes into account that corporate performance, especially in the oil and gas business, is often cyclical and that the Company's performance in any given year, whether favorable or unfavorable, may not necessarily be representative of immediate past results or future performance. Consequently, the Compensation Committee examines and recommends executive compensation levels based on certain factors compared over a period of several years, rather than applying such factors on an isolated or "snapshot" basis at the time compensation levels are recommended by the Compensation Committee to the full Board. In this regard, and partly due to the peculiarities of financial accounting requirements for oil and gas companies, the Compensation Committee emphasizes performance factors such as growth in the Company's proved oil and gas reserves, increases in volumes of oil and gas sold by the Company, "finding" costs, and the achievement by management of specific goals set by the Board of Directors from time to time; however, the Compensation Committee does not establish any specific performance levels which would necessarily result in increases in compensation, nor does the Compensation Committee assign relative weights or rankings to such factors, but instead makes a subjective determination based upon a consideration of all of such factors. Additionally, in the case of Mr. Evans, the Chief Executive Officer, the Compensation Committee also considers and takes into account Mr. Evans' ability to maintain and strengthen the Company's relationships with the investment community, generate employee confidence and morale, and demonstrate leadership qualities.

     In January, 1995, the Compensation Committee reviewed the Company's performance in 1994. For the year ended December 31, 1994, the Company reported oil and gas reserves of approximately 207 billion cubic feet equivalent, a 37% increase from the previous year's record level. The Company also reported a five year average finding cost of approximately $.32/thousand cubic feet equivalent, one of the lowest in the industry. Notably, the Company achieved these results during a period of weak gas prices, and without incurring debt. Based on these performance results, in January, 1995, the Compensation Committee determined that the performance of and the results achieved by the Company merited the payment of bonuses and the award of stock options to certain of the Company's executive officers, including a $35,000 cash bonus to Mr. Evans. The Compensation Committee also awarded Mr. Evans a stock option to purchase 150,000 shares of the Company's Common Stock at an exercise price of $12.00, the fair market value of the Company's stock on the date of grant, and a stock option to purchase an additional 150,000 shares at an exercise price of $15.00, or 25% greater than the market value on the date of grant. The Compensation Committee believes the cash bonus recognizes the past successful management efforts demonstrated by Mr. Evans, while the stock options provide a future incentive for Mr. Evans that is tied to the creation of future value for all stockholders of the Company. In light of the $50,000 increase in Mr. Evans' salary in October, 1993, the Compensation Committee determined that his current salary was appropriate and that an additional increase would not be recommended until further consideration by the Compensation Committee. The Compensation Committee believes that the current mix between the cash and equity incentive opportunities presently in place for Mr. Evans is adequate to motivate and retain him, as well as the other executive officers of the Company.

     Internal Revenue Code Section 162(m), enacted in 1993, precludes a public corporation from taking a deduction in 1994 or subsequent years for compensation in excess of $1 million for its chief executive officer or any of its four other highest-paid officers. The new law generally eliminates such deductions unless compensation is awarded under plans meeting a number of requirements based upon objective performance standards and advance stockholder approval. Because of the current levels of compensation paid to the Company's executive officers and certain transition provisions of the new law, the Compensation Committee does not believe that the limitations on compensation deductions imposed by the new law will impact the Company in the near future. However, the Compensation Committee will continue to assess the impact of the new tax legislation on executive compensation and determine what action, if any, will be appropriate.

     The foregoing report is made by the Compensation Committee of the Company's Board of Directors. Members of the Compensation Committee are Henry Groppe and Robert H. Whilden, Jr.

SUMMARY OF ANNUAL COMPENSATION

     The following table sets forth for each of the three fiscal years ended December 31, 1994, a summary of the types and amounts of compensation paid to the Chief Executive Officer of the Company and the only other executive officer of the Company whose salary and bonuses during the fiscal year ended December 31, 1994 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM COMPENSATION
                                                                                  -------------------------------
                                                     ANNUAL COMPENSATION                AWARDS
                                               -------------------------------    -------------------
                                                                       OTHER                  SECURITIES PAY- OUTS    ALL
                                                                       ANNUAL     RESTRICTED  UNDERLYING --------    OTHER
                                                                      COMPEN-      STOCK      OPTIONS/     LTIP      COMPENSA-
              NAME AND                          SALARY      BONUS      SATION      AWARDS      SARS      PAYOUTS     TION(1)
         PRINCIPAL POSITION            YEAR      ($)         ($)        ($)         ($)         (#)        ($)        ($)
- -------------------------------------  ----    --------    -------    --------    --------    -------    --------    ------
D. L. Evans,                           1994    $279,260    $35,000       0           0              0       0        $    0
  Chairman of the Board of Directors,  1993    $241,960    $35,000       0           0        300,000       0        $2,370
  Chief Executive Officer & President  1992    $210,627          0       0           0              0       0        $1,446
P. R. Scherer,                         1994    $ 91,920    $20,000       0           0              0       0        $    0
  Executive Vice President             1993    $ 91,480    $20,000       0           0         60,000       0        $1,297
                                       1992    $ 79,960          0       0           0         20,000(2)    0        $2,565

- ---------------

(1) Such amounts represent, for Mr. Evans, allocations to his account under the Company's 401(k) Profit Sharing Plan ("401(k) Plan"). For Mr. Scherer, such amounts represent allocations to his accounts under the Company's 401(k) Plan and Employee Stock Ownership Plan ("ESOP") as follows: 1992 -- $1,340 to the 401(k) Plan and $1,225 to the ESOP; and 1993 -- $1,297 to the 401(k) Plan only.

(2) In March, 1992, a cash-only phantom stock option covering 20,000 "units" was granted to Mr. Scherer, which was subsequently cancelled in October, 1993.

STOCK OPTIONS

     Historically, the Company has utilized stock options and cash-only phantom stock options as part of the overall compensation paid to executive officers of the Company. However, no options were granted in 1994 to either of the executive officers named in the Summary Compensation Table. Descriptions of the Company's two stock option plans are set forth below under "-- 1989 Stock Option Plan" and "-- 1993 Stock Option Plan".

     The table below sets forth certain information with respect to the value of each named executive officer's unexercised stock options at December 31, 1994. Neither of the named executive officers exercised any options during 1994.

                       AGGREGATED OPTION/SAR EXERCISES IN
            LAST FISCAL YEAR AND FISCAL YEAR - END OPTION/SAR VALUES

                                                                     NUMBER OF SECURITIES              VALUE OF
                                                                          UNDERLYING                  UNEXERCISED
                                                                         UNEXERCISED                 IN-THE-MONEY
                                         SHARES                          OPTIONS/SARS                OPTIONS/SARS
                                         ACQUIRED                     AT FISCAL YEAR-END          AT FISCAL YEAR-END
                                           ON           VALUE                (#)                        ($)(1)
                                         EXERCISE      REALIZED      --------------------       -----------------------
                 NAME                      (#)           ($)         EXERCISABLE   UNEXERCISABLE EXERCISABLE    UNEXERCISABLE
- ---------------------------------------  -------       -------       -------       ------       ---------       -------
D. L. Evans............................       --            --       455,000       25,000       $2,850,000(2)        --  (2)
P. R. Scherer..........................       --            --        52,500       32,500       $ 245,650(3)    $95,650(3)

- ---------------

(1) Value of in-the-money options is equal to the fair market value of a share of Common Stock at fiscal year-end ($11.50) less the exercise price, based on the last sale price of the Company's Common Stock.

                                         (Footnotes continued on following page)

(2) One stock option to purchase 100,000 shares of Common Stock is excluded from the calculation since the exercise price of such option ($14.687) exceeded the market price ($11.50) of the underlying Common Stock at December 31, 1994.

(3) One stock option to purchase 40,000 shares of Common Stock is excluded from the calculation since the exercise price of such option ($14.687) exceeded the market price ($11.50) of the underlying Common Stock at December 31, 1994.

FIVE YEAR CUMULATIVE TOTAL RETURN

     Set forth below is a line graph comparing the annual cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the S&P Composite -- 500 Stock Index and the S&P Energy Composite Index for the period of five fiscal years commencing December 31, 1989 and ending December 31, 1994. The table assumes that the value of an investment in the Company's Common Stock and each Index was $100 on December 31, 1989 and that all dividends were reinvested. The stock price performance shown on the graph below is not necessarily indicative of future price performance.


                            1989     1990     1991     1992     1993     1994
                            ----     ----     ----     ----     ----     ----
Tom Brown, Inc.             100       93       77      130      209      214
S&P 500 Index               100       97      126      136      150      152
Energy Composite            100      103      111      113      131      136


TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     The Company has entered into a five year employment agreement with Mr. Evans expiring on December 31, 1996. The agreement provides for a severance benefit payment upon the occurrence of Mr. Evans' resignation from employment, preceded by either (1) without his express written consent, the assignment of Mr. Evans to any duties inconsistent with his position, duties, responsibilities or status with the Company or a reduction of his duties or responsibilities for reasons other than good cause; (2) any failure of the Company or its stockholders, as the case may be, to re-elect Mr. Evans to the offices of President, Chief Executive Officer and Director or his removal from any such office for reasons other than good cause; or (3) any breach by the Company (or any successor) of any of the provisions of the agreement or any failure by the Company to carry out any of its obligations under the agreement for reasons other than good cause. The severance benefit payment is an amount equal to Mr. Evans' then existing annual base pay (or an amount equal to his base pay for the balance of the term of the agreement if less than one year). If a dispute arises regarding a termination of Mr. Evans or the interpretation or enforcement of the agreement, all legal fees and expenses incurred by Mr. Evans in contesting or disputing any such termination or seeking to obtain or enforce any right or benefit provided for in the agreement will be paid by the Company, to the extent Mr. Evans prevails.

     The Company's 1989 Stock Option Plan and 1993 Stock Option Plan both contain "change of control" provisions which are applicable to all holders of options granted under the plans, including Messrs. Evans and Scherer. The change of control provisions in both plans, which are substantially identical, generally provide that if (i) the Company is not the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company),
(ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or group acquires ownership or control of more than 50% of the outstanding shares of the Company's voting stock, or (v) in connection with a contested election of directors, the persons who were directors of the Company before such election cease to constitute a majority of the Board (each such event constituting a "Corporate Change"), then (a) ten days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (b) thirty days after a change of control of the type described in clause (iv), the Board's Compensation Committee shall effect one or more of the following alternatives: (1) accelerate the time at which options then outstanding may be exercised so that such options may be exercised in full for a limited period of time on or before a specified date (before or after a Corporate Change) fixed by the Compensation Committee, after which specified date all unexercised options and all rights of optionees shall terminate, (2) require the mandatory surrender to the Company by selected optionees of some or all of the outstanding options held by such optionees (irrespective of whether such options are then exercisable under the provisions of the plan) as of the date, before or after a Corporate Change, specified by the Compensation Committee, in which event the Compensation Committee shall thereupon cancel such options and the Company shall pay to each optionee an amount of cash per share equal to the excess, if any, of the "Change of Control Value" of the shares subject to such option over the exercise prices under such options for such shares, (3) make such adjustments to options then outstanding as the Compensation Committee deems appropriate to reflect the Corporate Change, or (4) provide that thereafter upon any exercise of an option theretofore granted the optionee shall be entitled to purchase under such option, in lieu of the number of shares of stock then covered by such option the number and class of shares of stock or other securities or property to which the optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the optionee had been the holder of record of the number of shares of stock then covered by such option. The "Change of Control Value" is an amount equal to, whichever is applicable, (i) the per share price offered to stockholders of the Company in any merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such options being surrendered are exercisable, as determined by the Compensation Committee as of the date determined by the Compensation Committee to be the date of cancellation and surrender of such options. If the consideration offered to stockholders of the Company in any transaction consists of anything other than cash, the Compensation Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company receive no additional compensation for service on the Board of Directors or its committees. Directors who are not employees of the Company receive a monthly fee of $1,000. For the year ended December 31, 1994, the Company paid $12,000 to each of Messrs. Groppe, LeBaron, Wallace, Whilden and Bush. In addition, the Company reimbursed such Directors approximately $3,300 in total during 1994 for expenses incurred in attending meetings of the Board of Directors.

     Pursuant to the Company's arrangement with Mr. Brown, the Company pays Mr. Brown a consulting fee in the amount of $6,355 per month. During the year ended December 31, 1994, an aggregate of $76,260 was paid to Mr. Brown under such arrangement.

     The Company's Directors participate in the 1989 Stock Option Plan which, in the case of non-employee Directors, provides for the granting of an option to purchase 25,000 shares of the Company's Common Stock to each individual who was a non-employee Director of the Company on December 12, 1989 and to each individual who becomes a non-employee Director following December 12, 1989. In connection with the Company's adoption of its 1989 Stock Option Plan in December, 1989, Messrs. Bush, Groppe, LeBaron and Whilden, non-employee Directors of the Company, were each granted nonstatutory stock options on December 12, 1989 at an exercise price of $5.25 per share, the fair market value of the Company's Common Stock on the date of grant. Mr. Brown was granted a nonstatutory stock option to purchase 75,000 shares and Messrs. Bush, Groppe, LeBaron and Whilden were each granted nonstatutory stock options to purchase 25,000 shares of Common Stock. Such options expire on December 12, 1999.

     All Directors of the Company are also eligible to participate in the Company's 1993 Stock Option Plan. During 1994, Messrs. Brown, Groppe, LeBaron, Whilden and Wallace, were each granted a nonstatutory stock option to purchase 10,000 shares of the Company's Common Stock. The options were granted at an exercise price of $11.875 per share, the fair market value of the Company's Common Stock on the date of grant, and the options expire ten years from the date of grant. See "-- 1993 Stock Option Plan" below.

1989 STOCK OPTION PLAN

     The Board of Directors adopted the Company's 1989 Stock Option Plan (the "1989 Plan") on December 12, 1989. The 1989 Plan, which was approved by the Company's stockholders on September 28, 1990, provides for the granting to employees of the Company and Directors who are not employees of the Company of incentive and nonstatutory stock options to purchase up to 1,000,000 shares of Common Stock (1,400,000 shares if the proposal to increase the authorized Common Stock is approved by the stockholders). Options granted under the 1989 Plan to employees may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not constitute incentive stock options. Options granted to non-employee Directors will not be incentive stock options.

     Purpose. The purpose of the 1989 Plan is to provide a means whereby certain employees and Directors who are not employees ("non-employee Directors") of the Company and its subsidiaries may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders.

     Administration. The 1989 Plan is administered by the Compensation Committee of the Board of Directors, none of whom are eligible to participate in the Plan except to receive an option to purchase 25,000 shares at the time he becomes a Director. The Compensation Committee has the sole authority to select the employees who are to be granted options and to establish the number of shares issuable under each option. The Compensation Committee is authorized to interpret the 1989 Plan, and may from time to time adopt such rules and regulations, consistent with the provisions of the 1989 Plan, as it may deem advisable.

     Eligibility. Key employees (including officers and Directors who are also key employees) whom the Compensation Committee selects shall be eligible to receive one or more non-qualified options or incentive options under the 1989 Plan. In addition, the 1989 Plan provides for the granting of an option to purchase 25,000 shares of Common Stock to each individual who was a non-employee Director of the Company on December 12, 1989 and to each individual who becomes a non-employee Director following December 12, 1989. No incentive stock option may be granted to an individual if, at the time the option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless (i) at the time such option is granted the option price is at least 110% of the fair market value of the stock subject to the option and (ii) such option by its terms is not exercisable after the expiration of five years from the date of grant. Members of the Compensation Committee are not eligible, and shall not have been eligible at any time within one year prior to their appointment to the Compensation Committee, to participate in a Company stock plan, other than the eligibility of non-employee Directors to receive a non-qualified stock option to purchase 25,000 shares of Common Stock as described above, or to participate in any other Company stock plan which would not cause such members to cease to be "disinterested persons" within the meaning of Rule 16b-3 under the 1934 Act.

     Stock to be Optioned. The aggregate number of shares of Common Stock which may be issued pursuant to the exercise of stock options granted under the 1989 Plan may not exceed in the aggregate 1,000,000 shares (1,400,000 shares if the proposal to increase the authorized Common Stock is approved by the stockholders), subject to adjustments in the number of shares with respect to options and purchase prices therefor in the event of stock splits or stock dividends, and for equitable adjustments in the event of recapitalizations, mergers, consolidations, acquisitions of more than 50% of the outstanding shares of Common Stock by any person or entity, dissolution and liquidation, and similar events. In addition, the aggregate number of shares remaining available under the 1989 Plan shall be appropriately adjusted. If any outstanding option granted under the 1989 Plan expires or terminates prior to its exercise in full, the shares allocable to the unexercised portion of such option may be subsequently granted under the 1989 Plan. Exercise of an option in any manner, including an exercise involving a stock appreciation right by an employee, shall result in a decrease in the number of shares of stock which may thereafter be available, both for purposes of the 1989 Plan and for sale to any one individual, by the number of shares as to which the option is exercised.

     Terms of Grant. The purchase price of Common Stock issued under each option will not be less than the fair market value of the stock subject to the option at the time of grant. The 1989 Plan further provides that to the extent the aggregate fair market value of the Common Stock (determined at the time of grant) with respect to which incentive options granted after 1986 are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company exceeds $100,000, such incentive stock options shall be treated as options which do not constitute incentive stock options. The Compensation Committee determines, in accordance with applicable provisions of the Code, which of an optionee's incentive stock options will not constitute incentive stock options because of such limitation.

     Options granted to an employee contain such terms and conditions and may be exercisable for such periods as may be approved by the Compensation Committee. The 1989 Plan provides that an option agreement may provide an optionee with the right to request the Compensation Committee to permit surrender of the option in return for a payment in cash and/or shares of Common Stock equal to the excess of the fair market value of the shares with respect to which the option is surrendered over the option price therefor, on such terms and conditions as the Compensation Committee, in its sole discretion, may prescribe. Options may provide for the exercise of the option by payment in cash or by delivery to the Company of a number of shares of Common Stock having a fair market value equal to the purchase price, or any combination of cash or Common Stock.

     An option may be granted in exchange for an individual's right and option to purchase shares of Common Stock pursuant to the terms of an agreement that existed prior to the date such option is granted ("Prior Option"). An option agreement that grants an option in exchange for a Prior Option must provide for the surrender and cancellation of the Prior Option. The purchase price of Common Stock issued under an option granted in exchange for a Prior Option shall be determined by the Compensation Committee and, such purchase price may, without limitation, be equal to the price for which the optionee could have purchased Common Stock under the Prior Option.

     Options granted under the 1989 Plan are not transferable other than by will or the laws of descent and distribution and are exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative. Generally, in the event of termination of employment as a result of death or disability, any options held by the optionee may be exercised at any time during the period of one year following such termination. In the event of termination other than for cause, death or disability, options may be exercised within three months of the date of termination.

     Amendment or Termination. The Board of Directors of the Company may amend or terminate the 1989 Plan at any time, but may not in any way terminate or restrict the rights of a participant under an outstanding option without the consent of such participant. The Board of Directors may not make any alteration or amendment which would materially increase the benefits accruing to participants under the 1989 Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the 1989 Plan, change the class of individuals eligible to receive options, or extend the term of the 1989 Plan, without the approval of the stockholders of the Company.

     Term. The 1989 Plan will terminate upon and no further options shall be granted after the expiration of ten years from the date of its adoption by the Board of Directors.

     Federal Income Tax Consequences. Non-qualified options under the 1989 Plan will not have a "readily ascertainable value" at the time of the grant of such options or at any time until the options are exercised, and as a result, a participant who receives a non-qualified option will not be taxed upon the receipt of the option.

     A participant who receives a non-qualified option will generally recognize ordinary income upon the exercise of the option in the amount by which the fair market value of the underlying shares at the time of exercise exceeds the exercise price. The Company will be entitled to a deduction from income as an ordinary and necessary business expense when and to the extent ordinary income is recognized by optionees.

     Upon the sale of the shares received upon the exercise of a non-qualified option, the seller will generally recognize either short-term or long-term capital gain or loss, depending upon the holding period of the shares. The required holding period for long-term capital gain or loss treatment is more than one year. The measure of the taxable gain or loss is determined by the difference between the price paid for the shares upon the exercise of the options (plus the amount of income recognized) and the selling price of the shares.

     Employees who receive incentive stock options under the 1989 Plan will not recognize any income for federal income tax purposes as a result of the receipt of such options. An optionee, upon exercise of an incentive option under the 1989 Plan, will not recognize taxable income nor will the Company then be entitled to a deduction. Any gain or loss realized upon the subsequent disposition of the stock acquired upon exercise of incentive options will be treated as long term capital gain or loss, provided that no such disposition is made within two years before the option was granted and one year after the option was exercised. If such holding period requirements are not satisfied, the optionee will recognize ordinary income equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or
(ii) the amount realized on disposition minus the exercise price. Any gain in excess of the amount taxed as ordinary income will be recognized as capital gain. If the stock is sold for less than the option price, the loss is a capital loss.

     The Company will not be entitled to a compensation deduction for federal income tax purposes with respect to the grant of an incentive option to an employee under the 1989 Plan or the exercise of the incentive option by the employee. Upon an employee's disposition of shares acquired pursuant to an incentive option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount, if any, of ordinary income recognized by such employee.

     The foregoing statements are based upon current federal income tax laws and regulations and are subject to change if the tax laws and regulations, or interpretations thereof, change.

1993 STOCK OPTION PLAN

     In February, 1993, the Board of Directors adopted the Company's 1993 Stock Option Plan ("1993 Plan"). The 1993 Plan provides for the granting to employees and Directors of the Company of nonstatutory stock options to purchase up to 525,000 shares of Common Stock.

     The 1993 Plan is administered by the Board's Compensation Committee. The Compensation Committee has sole authority to select optionees, establish the number of shares which may be issued under each option, interpret the 1993 Plan and to adopt rules and regulations, consistent with the terms of the 1993 Plan, as the Compensation Committee deems advisable to carry out the 1993 Plan.

     Options granted under the 1993 Plan are evidenced by written agreements between the Company and the optionee containing such terms and conditions as may be approved by the Compensation Committee. Options granted under the 1993 Plan are not transferable other than by the laws of descent and distribution and are exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative. The purchase price of Common Stock issued under each option is determined by the Compensation Committee, and may be less than the fair market value of the Common Stock subject to the option.

     Except with respect to options then outstanding, the 1993 Plan terminates and no further options may be granted under the 1993 Plan after the expiration of ten years from the date of its adoption by the Board of Directors. The Board also has the right to alter or amend the 1993 Plan or any part thereof from time to time, provided that no change in options theretofore granted may be made which would impair the rights of the optionee without the consent of the optionee.

EMPLOYEE STOCK OWNERSHIP PLAN

     Under the Company's employee stock ownership plan (the "ESOP"), the Company may contribute cash or Common Stock to a trust for the benefit of all employees of the Company. Amounts allocated each year to the individual accounts of participants are based on the ratio that each participant's compensation for such year bears to the total compensation of all participants for such year. A participant's accrued benefits under the ESOP derived from Company contributions vest 100% at age 65, or upon termination of employment as a result of death or disability. If a participant's employment terminates prior to age 65 for any reason other than death or disability and the ESOP has not been determined to be a top-heavy plan (as defined in the ESOP), then accrued benefits derived from Company contributions vest 10% after one year of service, 25% after two years, 40% after three years, 55% after four years, 70% after five years, 85% after six years and 100% after seven years of service. Each employee of the Company becomes eligible to participate in the ESOP on the first day of the calendar quarter following the later of the date on which he completes one year of service or attains age twenty-one. Decisions with respect to the timing, pricing and amount of contributions to the ESOP are made by the Company's Compensation Committee. The ESOP does not permit a participant to make voluntary contributions. In January, 1995, the Company made a cash contribution to the ESOP in the amount of $60,000 which was allocated to employee participants effective December 31, 1994. Directors of the Company who are not also employees of the Company are not eligible to participate in the ESOP. Mr. Evans, the Chairman of the Board of Directors, Chief Executive Officer and President of the Company, and Mr. Scherer, the Executive Vice President of the Company, do not participate in the ESOP.

PROFIT SHARING PLAN

     The Company maintains a profit sharing plan (the "Profit Sharing Plan") for the benefit of all employees. Under the Profit Sharing Plan, the Company contributes to a trust administered by a third party trustee (the "Profit Sharing Trustee"), out of current or accumulated net profits, such amounts as it may, from time to time, deem advisable. The contributions are invested by the Profit Sharing Trustee in various investments selected by employee participants. Company contributions to the Profit Sharing Trust are allocated at December 31 of each year to the individual accounts of the participants. A participant's accrued benefit derived from Company contributions is 100% vested upon attaining age 65, or if his employment terminates as a result of death, disability or for any other reason. Each employee of the Company becomes eligible to participate in the Profit Sharing Plan on the first day of the calendar quarter following the later of the date on which such employee commenced employment or attains age twenty-one. Directors of the Company who are not also employees of the Company are not eligible to participate in the Profit Sharing Plan. In addition to Company contributions, participants may also contribute such amount as the participant determines each year, subject to certain annual maximum limitations. Participants are always 100% vested in their individual contributions. The Company did not make a contribution to the Profit Sharing Plan for 1994.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Donald L. Evans, the Chairman of the Board of Directors, Chief Executive Officer and President of the Company, serves on the Board of Directors and compensation committee of TMBR/Sharp Drilling, Inc. Thomas C. Brown, the Chairman of the Board of Directors of TMBR/Sharp Drilling, Inc., is a Director of the Company. As of April 12, 1995, Mr. Brown and Mr. Evans beneficially owned approximately 13.44% and

2.97%, respectively, of the outstanding common stock of TMBR/Sharp Drilling, Inc. See "Certain Transactions" below.

     Mr. Whilden, a partner in the law firm of Vinson & Elkins, Houston, Texas, is a Director of the Company and a member of the Board's Compensation Committee. The Company paid Vinson & Elkins approximately $37,000 for legal services rendered during 1994. Mr. Groppe, a partner in the oil and gas consulting firm of Groppe, Long & Littell, Houston, Texas, is a Director of the Company and is also a member of the Compensation Committee. The Company paid Groppe, Long & Littell approximately $35,000 for oil and gas consulting services provided in 1994.

CERTAIN TRANSACTIONS

     Historically, TMBR/Sharp Drilling, Inc. ("TMBR") has provided contract drilling and other related oil and gas services to the Company in connection with the Company's oil and gas exploration and development activities, and it is anticipated that TMBR will continue to perform contract drilling services for the Company in the future. From time to time the Company acquires interests in oil and gas leasehold acreage from TMBR and participates with TMBR and other interest owners in the drilling and development of such acreage where TMBR acts as operator. During the year ended December 31, 1994, the Company incurred costs of approximately $1,323,000 in connection with such services provided by TMBR, and the Company paid approximately $1,054,000 to TMBR for such services. At December 31, 1994, the Company owed TMBR approximately $269,000 for such services. The largest aggregate amount owed by the Company to TMBR at any one time during the fiscal year ended December 31, 1994 was approximately $484,000. The Company and TMBR participate on the same or similar terms afforded non-affiliated third parties.

     From time to time, TMBR acquires interests in oil and gas leasehold acreage from the Company and participates with the Company and other interest owners in the drilling and development of such acreage where the Company acts as operator. TMBR participates in such drilling ventures under standard form operating agreements on the same or similar terms afforded non-affiliated third parties. The Company invoices all working interest owners, including TMBR, on a monthly basis for their share of operating expenses. During the year ended December 31, 1994, the Company billed TMBR approximately $98,000 for TMBR's proportionate share of drilling costs and related expenses incurred on properties operated by the Company. The largest amount owed to the Company by TMBR at any one time during the year ended December 31, 1994 for its share of drilling costs and related expenses and for services provided by the Company was approximately $62,000. At December 31, 1994 TMBR owed the Company approximately $15,000 for operating expenses.

     The C. V. Lyman Testamentary Trust (the "Trust") owns working interests in certain oil and gas properties in which the Company also owns working interests and serves as operator. Mr. Brown, a Director of the Company, is a cotrustee of the Trust. As a result of its ownership interest in the properties, the Trust has at various times been indebted to the Company. During the year ended December 31, 1994, the Company billed the Trust approximately $142,000 for the Trust's proportionate share of costs and expenses attributable to its ownership of working interests in such oil and gas properties. The largest amount owed by the Trust to the Company at any one time during the year ended December 31, 1994 was approximately $16,200 and, at December 31, 1994, the Trust was indebted to the Company in the approximate amount of $10,700. Payments to the Company are due after monthly billings by the Company on the same basis as all other working interest owners, and the Trust's participation in the oil and gas properties is on the same basis as all other participants.

     During the year ended December 31, 1994, the Company billed Wind
River -- Pavillion, Ltd., a Texas limited partnership (the "Partnership") organized in June, 1986, an aggregate of approximately $2,745,000 for the Partnership's proportionate share of lease operating and related expenses associated with the Partnership's ownership of working interests in oil and gas leases located in Fremont County, Wyoming. The Company is the sole general partner of the Partnership and also serves as operator of all of the leases owned by the Partnership. State Farm Mutual Automobile Insurance Company ("State Farm") is the sole limited partner of the Partnership and the holder of 2,200,000 shares of the Company's Common Stock. Revenues and costs (excluding capital costs) of the Partnership are allocated 20% to the Company and 80% to State Farm before payout (defined as recovery of all of State Farm's costs plus a specified rate of return), increasing to 75% (including capital costs) to the Company after payout. The Partnership owed the Company approximately $1,038,000 at December 31, 1994. The largest amount owed by the Partnership to the Company at any one time during the year was approximately $1,572,000. Payments to the Company are due after monthly billings by the Company on the same basis as all other working interest owners, and the Partnership's participation in the leases is on the same basis as all other participants.

     Brownlie, Wallace, Armstrong and Bander Exploration ("BWAB"), a partnership, owns interests in options to purchase working interests in oil and gas leases located in Wyoming, and in which the Company also owns interests and acts as operator. Mr. Wallace, a Director of the Company, is a partner in BWAB. As a result of its ownership interest in the option, and oil and gas leases acquired by the Company pursuant to such options, BWAB has at various times been indebted to the Company. During the year ended December 31, 1994, the Company billed BWAB approximately $686,000 for BWAB's proportionate share of lease costs associated with the acquisition of leases under option. The largest amount owed by BWAB to the Company at any one time during 1994 was approximately $217,000. At December 31, 1994, BWAB was indebted to the Company in the approximate amount of $217,000. Payments to the Company are due after monthly billings by the Company on the same basis as all other interest owners, and BWAB's participation in the option, and underlying leases, is on the same basis as all other participants.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen & Co. has served the Company as independent auditors since March, 1990, and currently serves the Company as independent auditors. A representative of Arthur Andersen & Co. will be present at the Annual Meeting and will have an opportunity to make a statement to the stockholders if he desires to do so, and to respond to appropriate questions.

                                 OTHER BUSINESS

     Management of the Company is not aware of any matters, other than those stated in the accompanying Notice of Annual Meeting, which will be brought before the meeting. If, however, any other matters properly come before the meeting, the persons named as proxies in the enclosed Proxy will vote the shares in accordance with their best judgment on such matters.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1996 Annual Meeting must be received by the Company for inclusion in its Proxy Statement and form of Proxy relating to that meeting not later than December 16, 1995. Proposals should be sent to: Corporate Secretary, Tom Brown, Inc., 508 West Wall Street, Suite 500, Midland, Texas 79701. The use of certified mail, return receipt requested, is suggested.

                                 ANNUAL REPORT

     Additional information concerning the Company, including financial statements of the Company and Management's Discussion and Analysis of Financial Condition and Results of Operations, is provided in the Company's Annual Report that accompanies this Proxy Statement. The Annual Report is not deemed to be part of this Proxy Statement.

     A copy of the Company's Annual Report on Form 10-K will be furnished at no charge to each stockholder of the Company upon receipt of a written request of such person addressed to the Secretary, Tom Brown, Inc., P. O. Box 2608, Midland, Texas 79702. The Company will also furnish such Annual Report on Form 10-K to any "beneficial owner" of such securities upon receipt of a written request, likewise addressed, containing a good faith representation that, as of April 12, 1995 such person was a beneficial owner of securities of the Company entitled to vote at the Annual Meeting of Stockholders to be held May 17, 1995.

     YOUR COOPERATION IN PROMPTLY SIGNING, DATING AND MAILING THE ENCLOSED PROXY WILL BE GREATLY APPRECIATED.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/  JAMES M. ALSUP
                                          -------------------------------------
                                          JAMES M. ALSUP, Secretary

Midland, Texas
April 17, 1995

                                                                      EXHIBIT 10

                                   APPENDIX A
                                       TO
                        TOM BROWN, INC. PROXY STATEMENT

                                TOM BROWN, INC.

                             1989 STOCK OPTION PLAN

                             I. PURPOSE OF THE PLAN

     The TOM BROWN, INC. 1989 STOCK OPTION PLAN (the "Plan") is intended to provide a means whereby certain employees and directors who are not employees ("Nonemployee Directors") of TOM BROWN, INC., a Delaware corporation (the "Company"), and its subsidiaries may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Plan provides for granting certain employees and Nonemployee Directors the option ("Option") to purchase shares of the common stock of the Company ("Stock"), as hereinafter set forth. Options granted under the Plan to employees may be either incentive stock options, within the meaning of section 422A(b) of the Internal Revenue Code of 1986, as amended (the "Code"), ("Incentive Stock Options") or options which do not constitute Incentive Stock Options. Options granted under the Plan to Nonemployee Directors will be options which do not constitute Incentive Stock Options.

                               II. ADMINISTRATION

     The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee (the "Committee") of three or more directors of the Company appointed by the Board. If the Plan is administered by the Board, a majority of the members of the Board, and a majority of the members of the Board acting in the matter, shall not be eligible, and shall not have been eligible at any time within one year prior to their appointment to the Board, to participate in the Plan or in any other stock, stock option or stock appreciation rights plan of the Company or any of its affiliates ("Company Stock Plan"), other than the eligibility of Nonemployee Directors to participate in the Plan pursuant to paragraph (b) of Article IV or eligibility to participate in any other Company Stock Plan which would not cause the individuals constituting such majority to cease to be "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Moreover, members of the Committee shall not be eligible, and shall not have been eligible at any time within one year prior to their appointment to the Committee, to participate in a Company Stock Plan, other than the eligibility of Nonemployee Directors to participate in the Plan pursuant to paragraph (b) of Article IV or eligibility to participate in any other Company Stock Plan which would not cause such members to cease to be "disinterested persons" within the meaning of Rule 16b-3 under the 1934 Act. If a Committee is not appointed by the Board, the Board shall act as and be deemed to be the Committee for all purposes of the Plan other than the immediately preceding sentence. The Committee shall have sole authority to select the employees who are to be granted Options from among those eligible hereunder and to establish the number of shares which may be issued to employees under each Option. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee in selecting the employees to whom Options shall be granted, in establishing the number of shares which may be issued to employees under each Option and in construing the provisions of the Plan shall be final.

                            III. OPTIONS AGREEMENTS

     Each Option granted to an employee shall be evidenced by an Employee Option Agreement and shall contain such terms and conditions, and may be exercisable for such periods, as may be approved by the

Committee. The terms and conditions of the respective Employee Option Agreements need not be identical. Specifically, an Employee Option Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or shares of Stock or a combination of cash and shares of Stock equal in value to the excess of the fair market value of the shares with respect to which the right to purchase is surrendered over the option price therefor ("Stock Appreciation Rights"), on such terms and conditions as the Committee in its sole discretion may prescribe; provided, that with respect to Stock Appreciation Rights granted to employees who are subject to Section 16 of the 1934 Act, except as provided in Subparagraph IX(c) hereof, the Committee shall retain final authority (i) to determine whether an employee optionee shall be permitted, or (ii) to approve an election by an employee optionee, to receive cash in full or partial settlement of Stock Appreciation Rights. Moreover, an Employee Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Stock (plus cash if necessary) having a fair market value equal to such option price. For all purposes under the Plan, the fair market of a share of Stock on a particular date shall be equal to the mean of the reported high and low sales prices of the Stock on the stock exchange composite tape if the Stock is traded on a stock exchange on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate. Each Option granted to a Nonemployee Director shall be evidenced by a Nonemployee Option Agreement in the form attached to the Plan as Exhibit 1. Each Option and all rights granted thereunder shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.

                          IV. ELIGIBILITY OF OPTIONEE

     (a) Subject to the provisions of Article II and paragraphs (b) and (c) below, Options may be granted only to individuals who are key employees (including officers and directors who are also key employees) of the Company or any parent or subsidiary corporation (as defined in section 425 of the Code) of the Company at the time the Option is granted. Options may be granted to the same employee on more than one occasion.

     (b) Subject to the limitation on the number of shares of stock set forth in
Article V, (i) each individual who is a Nonemployee Director on December 12, 1989 is hereby granted, effective as of such date, an Option to purchase 25,000 shares of Stock and (ii) each individual who becomes a Nonemployee Director following December 12, 1989 shall be granted, effective the Monday following such individual's election to the Board as a Nonemployee Director, an Option to purchase 25,000 shares of Stock.

     (c) No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422A(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the fair market value of the Stock subject to the Option and
(ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an employee optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the employee optionee of such determination as soon as practicable after such determination.

                         V. SHARES SUBJECT TO THE PLAN

     The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 1,000,000 shares of Stock. Such shares may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times make available sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Paragraph IX hereof with respect to share of Stock subject to Options then outstanding. Exercise of an Option in any manner, including an exercise involving a Stock Appreciation Right by an employee, shall result in a decrease in the number of shares of Stock which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Option is exercised. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.

                                VI. OPTION PRICE

     Subject to the provisions of Article VII, the purchase price of Stock issued under each Option shall be the fair market value of Stock subject to the Option on the date the Option is granted.

                    VII. OPTIONS EXCHANGED FOR PRIOR OPTIONS

     An Option may be granted in exchange for an individual's right and option to purchase shares of Stock pursuant to the terms of an agreement that existed prior to the date of such Option is granted ("Prior Option"). An Option Agreement that grants an Option in exchange for a Prior Option shall provide for the surrender and cancellation of the Prior Option. The purchase price of Stock issued under an Option granted in exchange for a Prior Option shall be determined by the Committee and, such purchase price may, without limitation, be equal to the price for which the optionee could have purchased Stock under the Prior Option.

                               VIII. TERM OF PLAN

     The Plan shall be effective upon the date of its adoption by the Board. Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph X, the Plan shall terminate upon and no further Options shall be granted after the expiration of ten years from the date of its adoption by the Board.

                     IX. RECAPITALIZATION OR REORGANIZATION

     (a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

     (b) The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

     (c) If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option theretofore granted the optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Stock as to which such Option shall then be exercisable, the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the optionee had been the holder of record of the number of shares of Stock as to which such Option is then exercisable. If
(i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of Stock, or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), then effective as of a date (selected by the Committee) within (a) ten days after the approval by the shareholders of the Company of such merger, consolidation, sale, lease or exchange of assets or dissolution or such election of directors or (b) thirty days of such change of control, the Committee, acting in its sole discretion without the consent or approval of any optionee, shall effect one or more of the following alternatives with respect to the then outstanding Options held by employees, which may vary among individual employee optionees: (1) accelerate the time at which such Options may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of employee optionees thereunder shall terminate, (2) require the mandatory surrender to the Company by selected employee optionees of some or all of such Options (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options any pay to each employee optionee an amount of cash per share equal to the excess of the amount calculated in Subparagraph (d) below (the "Change of Control Value") of the shares subject to such Option over the exercise price(s) under such Options for such shares, (3) make such adjustments to such Options as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to such Options) or (4) provide that thereafter upon any exercise of an Option theretofore granted the employee optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Stock as to which such Option shall then be exercisable, the number and class of shares of stock or other securities or property to which the employee optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the employee optionee had been the holder of record of the number of shares of Stock as to which such Option is then exercisable. In the event of a Corporate Change, as described in the immediately preceding sentence, any then outstanding Options held by Nonemployee Directors shall become fully exercisable on the fifth day following the approval by the shareholders of the Company of such Corporate Change.

     (d) For the purposes of clause (2) in paragraph (c) above, the "Change of Control Value" shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to shareholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to shareholders of the Company in any transaction described in this Subparagraph
(d) or Subparagraph (c)
above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

     (e) Any adjustment provided for in Subparagraphs (b) or (c) above shall be subject to any required shareholder action.

     (f) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the purchase price per share.

                    X. AMENDMENT OR TERMINATION OF THE PLAN

     The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time, provided, that no change in any Option theretofore granted may be made which would impair the rights of the optionee without the consent of such optionee; and provided, further, that the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, change the class of individuals eligible to receive Options under the Plan, change the purchase price of Stock purchased pursuant to an Option granted to a Nonemployee Director or extend the term of the Plan, without the approval of the shareholders of the Company.

                              XI. SECURITIES LAWS

     The Company shall not be obligated to issue any Stock pursuant to any Option granted under the Plan at any time when the shares covered by such Option have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares.

                      NONSTATUTORY STOCK OPTION AGREEMENT
                           FOR NONEMPLOYEE DIRECTORS

     AGREEMENT made as of the      day of             , 19  , between TOM BROWN,
INC., a Delaware corporation (the "Company") and                ("Director").

     To carry out the purposes of the TOM BROWN, INC. 1989 STOCK OPTION PLAN (the "Plan"), by affording Director the opportunity to purchase shares of common stock of the Company ("Stock"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Director hereby agree as follows:

     1. Grant of Option. The Company hereby irrevocably grants to Director the right and option ("Option") to purchase all or any part of an aggregate of 25,000 shares of Stock, on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. This Option shall not be treated as an incentive stock option within the meaning of section 422A(b) of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Purchase Price. The purchase price of Stock purchased pursuant to the
exercise of this Option shall be $          , which has been determined to be
the fair market value of the Stock at the date of grant of this Option. For all purposes of this Agreement, fair market value of Stock shall be determined in accordance with the provisions of the Plan.

     3. Exercise of Option. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Chief Executive Officer, at any time and from time to time following the expiration of six months from the date of grant hereof, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined by the number of full years from the date of grant hereof to the date of such exercise, in accordance with the following schedule:

                                                                              PERCENTAGE
                                                                                  OF
                                                                                SHARES
                                                                                 THAT
                                                                                 MAY
                                                                                  BE
                               NUMBER OF FULL YEARS                           PURCHASED
                               --------------------                          ----------
        Less than 1 year...................................................    40%
                  1 year...................................................    70%
                  2 years or more..........................................   100%

     This Option is not transferable by Director otherwise than by will or the laws of descent and distribution, and may be exercised only by Director during Director's lifetime and while Director remains a director of the Company, except that:

          (a) If Director ceases to be a director of the Company because of disability (within the meaning of section 22(e)(3) of the Code), this Option may be exercised in full by Director (or Director's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) at any time during the period of one year following such termination.

          (b) If Director dies while he is a director of the Company, Director's estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director, may exercise this Option in full at any time during the period of one year following the date of Director's death.

          (c) If Director ceases to be a director of the Company for any reason other than as described in (a) or (b) above, unless Director is removed for cause, this Option may be exercised by Director at any time during the period of three months following the date Director ceases to be a director of the Company, or by Director's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) during a period of one year following Director's death if Director dies during such three-month period, but in each case only as to the number of shares Director was entitled to purchase hereunder upon exercise of this Option as of the date Director ceases to be a director. For purposes of this Agreement, "cause" shall mean Director's gross negligence or willful misconduct in the performance of his duties as a director, or Director's final conviction of a felony or of a misdemeanor involving moral turpitude.

This Option shall not be exercisable in any event after the expiration of ten years from the date of grant hereof. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), (b) by delivering to the Company shares of Stock having a fair market value equal to the purchase price, or (c) any combination of cash or Stock. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof; rather, Director shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Director, Director (or the person permitted to exercise this Option in the event of Director's death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

     4. Status of Stock. Director understands that at the time of the execution of this Agreement the shares of Stock to be issued upon exercise of this Option have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law. The Company may effect such a registration in the future; however, until the shares of Stock acquirable upon the exercise of the Option have been registered for issue under the Act, the Company will not issue such shares unless the holder of the Option provides the Company with a written opinion of legal counsel, who shall be satisfactory to the Company, addressed to the Company and satisfactory in form and substance to the Company's counsel, to the effect that the proposed issuance of such shares to such Option holder may be made without registration under the Act. In the event exemption from registration under the Act is available upon an exercise of this Option, Director (or the person permitted to exercise this Option in the event of Director's death), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

     Director agrees that the shares of Stock which Director may acquire by exercising this Option shall be acquired for investment without a view to distribution, within the meaning of the Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the shares under the Act and applicable state securities laws or an applicable exemption from the registration requirements of the Act and any applicable state securities laws. Director also agrees that the shares of Stock which Director may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state.

     In addition, Director agrees (i) that the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

     5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Director.

     6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

     IN WITNESS WHEREOF, The Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Director has executed this Agreement, all as of the day and year first above written.

                                          TOM BROWN, INC.

                                          By:
                                             -------------------------------

                                          ----------------------------------
                                          Director

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       PROXY                     TOM BROWN, INC.                    PROXY

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 17, 1995

           The undersigned hereby appoints Donald L. Evans and Edward W. LeBaron, Jr., and each of them, attorneys and proxies, with power of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of TOM BROWN, INC. held of record in the name of the undersigned at the close of business on April 12, 1995, at the Annual Meeting of Stockholders of Tom Brown, Inc. to be held at 9:00 a.m. on May 17, 1995, in the Wildcatters Room, Midland Petroleum Club, 501 West Wall, Midland, Texas, and at all adjournments or postponements thereof.

           The Board of Directors recommends a vote FOR Item (1) and Item
       (2).

           (1) Election of Directors.

                 / / FOR all nominees listed below (except as                  / / WITHHOLD AUTHORITY to vote
               marked to the contrary by drawing a line through the
               name(s) of any nominee(s)).

               Donald L. Evans, Thomas C. Brown, William R. Granberry, Henry Groppe, Edward W. LeBaron, Jr., James B. Wallace and Robert H. Whilden, Jr.

           (2) Proposal to amend the 1989 Stock Option Plan of the Company to increase the authorized Common Stock.

                 / / FOR          / / AGAINST          / / ABSTAIN

           (3) To transact such other business as may properly come before the meeting or any adjournments thereof, all as set forth in the Notice of Annual Meeting and Proxy Statement dated April 17, 1995, receipt of which is acknowledged.

                 (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)
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

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           THIS PROXY SHALL BE VOTED AS DIRECTED. IN THE ABSENCE OF
       SPECIFIC DIRECTIONS, IT SHALL BE VOTED FOR ITEM (1) AND ITEM (2), AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS NAMED AS PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

           Please date this Proxy and sign exactly as your name appears on your stock certificate. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full titles.

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
       THE COMPANY.

                                            Please return promptly in the
                                            enclosed postage paid envelope.

                                            Dated -------------------, 1995

                                            --------------------------------

                                            --------------------------------
                                              Signature of Stockholder

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